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                                                                  EXHIBIT 10.5.1



                              EMPLOYMENT AGREEMENT

This Agreement, made this 1st day of January, 2000 by and between Advanced Photonix, Inc., a Delaware corporation (hereinafter called "Company"), and Patrick J. Holmes, an individual (hereinafter called "Employee").

                              W I T N E S S E T H :

Company wishes to employ Employee and Employee wishes to enter into the employ of the Company on the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the facts, mutual promises and covenants contained herein and intending to be legally bound hereby, Company and Employee agree as follows:

1. Employment

Company hereby employs Employee and Employee hereby accepts employment by the Company for the period and upon the terms and conditions contained in this Agreement. Both the Company and individual acknowledge and agree that this Agreement supercedes all previous Employment Agreements between the parties.

2. Office and Duties

a) Employee shall serve Company generally as Executive Vice President, Secretary & Chief Financial Officer. In his capacity, Employee shall have such authority and such responsibilities as the Board of Directors reasonably may determine from time to time.

b) Throughout the term of this Agreement, Employee shall devote his entire working time, energy, skill and best efforts to the performance of his duties hereunder in a manner which will faithfully and diligently further the business and interests of the Company. Notwithstanding the foregoing, Employee shall be permitted to maintain memberships on the Boards of Directors and in organizations identified to the Company in writing, provided that such activities shall not, at any time, preclude Company or any Subsidiary (as herein defined) of the Company, from obtaining contracts from any such company or organization. Employee shall also be permitted to serve as a director or consultant of additional organizations and participate in other activities for the federal government and other groups upon the prior written approval by the Company, which approval shall not unreasonably be withheld; provided, however, that no such activities shall, at any time, exclude Company or any subsidiary of the Company from obtaining contracts from the government or any other organizations. For purposes of this Agreement, any corporation with respect to which Company has the ability to control more than fifty percent of the voting power shall be a "subsidiary" and all such corporations shall be "Subsidiaries".

3. Term

This Agreement shall be for a term of two years, commencing on January 1, 2000, and ending on December 31, 2001, unless sooner terminated as hereinafter provided. Unless either party elects to terminate this Agreement at the end of the original or any renewal term by giving the other party notice of such election at least ninety (90) days before the expiration of the then current term, this Agreement shall be deemed to have been extended for an additional term of one (1) year commencing on the day after the expiration of the then current term.

4. Compensation and Benefits

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a) For all the services rendered by the Employee to the Company, Employee shall receive a base salary at the rate of $125,000 per year, ("Base Salary"), payable in reasonable installments in accordance with Company's regular payroll practices in effect from time to time.

b) Employee shall be eligible for additional salary increases as well as cash and stock bonuses during the term of this Agreement at the discretion of the Board of Directors. Incentive cash bonus will be $15,000 or greater on an annual basis.

c) Benefits to the Employee shall be the same as those customarily provided by the Company to other employees except employee shall accrue vacation at a rate of three weeks per year since original date of employment and follow the normal progression from that date as outlined in the Company's employee manual.

5. Expenses

Company will reimburse Employee for all reasonable expenses incurred by Employee in connection with the performance of the Employee's duties hereunder, upon receipt of appropriate documentation and in accordance with Company's regular reimbursement procedures and practices in effect from time to time.

6. Disability

a) If Employee becomes unable to perform his duties hereunder due to partial or total disability or incapacity resulting from a mental or physical illness, injury or other cause, Company will continue the payment of Employee's Base Salary at its current rate for a period of twenty-six (26) weeks following the date Employee is first unable to perform his duties due to such disability or incapacity. Thereafter, Company shall have no obligation for Base Salary or other compensation payments to Employee during the continuance of such disability of incapacity.

b) If Employee is unable to perform his duties hereunder due to partial or total disability or incapacity resulting from a mental or physical illness, injury or any other cause for a period of twenty-six (26) consecutive weeks or for a cumulative period of twenty-six (26) weeks during any twelve month period, Company shall have the right to terminate this Agreement thereafter, in which event company shall have no further obligations or liabilities hereunder after the date of such termination.

7. Death

If Employee dies, all payments hereunder shall cease at the end of the month in which Employee's death shall occur and Company shall have no further obligations or liabilities hereunder to Employee's estate or legal representative or otherwise.

8. Discharge for Cause

Company may discharge Employee at any time for criminal conduct (whether or not related to Employee's employment), intoxication or drug addiction (if either of these conditions impairs the Employee's ability to perform his duties), insubordination, gross negligence, any violation of any express direction or any reasonable rule or regulation established by the Company from time to time regarding the conduct of its business, any misrepresentation made in this Agreement, or any violation by Employee of the terms and conditions of this Agreement, in which event Company shall have no further obligations or liabilities hereunder after the date of such discharge.

9. Termination of Employment

(a) In the event Company shall terminate Employee's employment during the term of this agreement (the "termination date"), other than as a result of disability as set forth in Paragraph 6 or for cause as set

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forth in Paragraph 8, at any time prior to the expiration date of this Agreement as set forth in Paragraph 3, Company shall be obligated to continue Employee's compensation and benefits set forth in Paragraph 4 and 5 hereof until the later of the expiration date of this Agreement or twelve months from the termination date. In either such event, (i) Company's liability to Employee as a result of any such termination shall be limited as set forth above and (ii) Employee shall have the obligation to mitigate his damages by using his best efforts to seek employment for which he is suitably trained and experienced elsewhere. In the event Employee's compensation from any such employment during the applicable period in which he is entitled to receive compensation and benefits as set forth in this paragraph shall be less than that available to him under this Agreement, Company shall pay Employee any such difference. Employment from consulting activities defined in Paragraph 2.b) and identified to the Company in writing will not be considered for purposes of this section.

(b) In the event Company terminates Employee's employment after termination of this agreement, other than as a result of disability or for cause, Company shall continue compensation and medical benefits for a period of twelve months after such termination. Employee shall have the obligation to mitigate his damages by using his best efforts to seek employment for which he is suitably trained and experienced elsewhere. In the event Employee's compensation from any such employment during the applicable period in which he is entitled to receive compensation and benefits as set forth in this paragraph shall be less than that available to him under this Agreement, Company shall pay Employee any such difference. Employment from consulting activities identified to the Company in writing will not be considered for purposes of this section.

10. Company Property

All research, technology developed or being developed, advertising, sales, manufacturers' and other materials or article or information, including without limitation data processing reports, customer sales analyses, invoices, price lists or information, samples or any other materials or data of any kind furnished to Employee by Company, learned by Employee from Company's direction or for Company's use or otherwise in connection with Employee's employment hereunder, are and shall remain the sole and confidential property of Company; provided, however, the foregoing shall not apply to any such material in the public domain other than by reason of a breach of this Paragraph 10. If the Company requests the return of such materials at any time during or at or after the termination of Employee's employment, Employee shall immediately deliver the same to Company.

11. Noncompetition, Trade Secrets, Etc.

a) During the term of this Agreement and for a period of one year after the termination of his employment with the Company for any reason whatsoever, Employee shall not, directly or indirectly, solicit, induce, encourage or attempt to influence any client, customer, salesman or supplier of Company to cease to do business with or to terminate his employment with Company and shall not utilize for any such purpose any names and addresses of customers or clients of Company or any data on or relating to past, present or prospective (at the time of termination of Employee's employment) customers or clients of Company.

b) During the term of this Agreement, Employee shall not engage in (as a principal, partner, director, officer, agent, employee, consultant or otherwise) or be financially interested in any business operating within the United States, which is involved in business activities which are the same as the business activities carried on by Company, or being definitely planned by Company, including exploitation of the technology developed by Company or being developed by Company at the time of the termination of Employee's employment. However, nothing contained in this paragraph 11 shall prevent Employee

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from holding for investment no more than five percent (5%) of any class of equity securities of a company whose securities are traded on a national securities exchange.

c) During the term of this Agreement and at all times thereafter, Employee shall not use for his personal benefit, or disclosure, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than Company, any material referred to in this paragraph 11 or any confidential information regarding the business methods, business policies, procedures, techniques, research or development projects or results, trade secrets, or other knowledge or processes of or developed by Company or any names and addresses of customers or clients or any data on or relating to past, present or prospective customers or clients or any other confidential information relating to or dealing with the business operations or activities of Company, made known to Employee or learned or acquired by Employee while in the employ of Company.

d) Any and all writings, inventions, improvements, processes, procedures and/or techniques which Employee may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any time during the term of this Agreement, whether during working hours or at any other time and whether at the request or upon the suggestion of the Company or otherwise, which relate to or are useful in connection with any business now or hereafter carried on or contemplated by the Company, including developments or expansions of its present fields of operations, shall be the sole and exclusive property of Company. Employee shall make full disclosure to Company of all such writings, inventions, improvements, processes, procedures and techniques, and shall do everything necessary or desirable to vest the absolute title thereto in Company. Employee shall write and prepare all specifications and procedures regarding such inventions, improvements, processes, procedures and techniques and otherwise aid and assist Company so the Company can prepare and present applications for copyright or Letters of Patent wherever possible, as well as reissues, renewals, and extensions thereof in all countries in which it may desire to have copyright or patent protection. Employee shall not be entitled to any additional or special compensation or reimbursement regarding any and all such writings, inventions, improvements, processes, procedures and techniques.

e) Employee acknowledges that the restrictions contained in the foregoing subparagraphs a), b), and c), in view of the nature of the business in which Company is engaged are reasonable and necessary in order to protect the legitimate interests of Company, and that any violation thereof would result in irreparable injuries to Company, and Employee therefore acknowledges that, in the event of his violation of any of these restrictions, Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Company may be entitled.

f) If the period of time or the area specified in subparagraphs a) or b) above should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by the elimination of such portion thereof or both so that such restrictions may be enforced in such area and for such time as is adjusted to be reasonable. If Employee violates any of the restrictions extended for that period beginning at the time of the commencement of any such violation and running until such time as such violation shall be cured by Employee to the satisfaction of Company, on a day to day basis.

12. Prior Agreements

Employee represents to Company a) that there are no restrictions, agreements or understandings whatsoever to which Employee is a party which would prevent or make unlawful his execution of this Agreement and his employment hereunder shall not constitute a breach of any contract, agreement or

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understanding, oral or written, to which he is a party or by which he is bound and b) that he is free and able to execute this Agreement and to enter into employment by Company.

13. Personal Rights and Obligations

This Agreement and all rights and obligations hereunder are personal and shall not be assignable by either party except as provided in this subparagraph, and any purported assignment in violation thereof shall be null and void. Any person, firm or corporation succeeding to the business of Company (or that portion of the business with which Employee is involved) by merger, consolidation, purchase of assets or otherwise, must assume by contract or operation of law the obligations of Company hereunder and in such a case Employee shall continue to honor this Agreement with such person, firm or corporation substituted for Company as the employer; provided, however, that Company shall, if it still exists as a separate entity, notwithstanding such assumption and/or assignment, remain liable and responsible for the fulfillment of the terms and conditions of this Agreement on the part of the Company.

14. Miscellaneous

a) Indulgences, Etc.

Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

b) Notices

All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger) or when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

(i) if to Employee:                         (ii) if to Company:
Patrick J. Holmes                                Advanced Photonix, Inc.
259 High Meadow St.                              1240 Avenida Acaso
Simi Valley, CA 93065                            Camarillo, CA 93012

In addition, notice by mail shall be by air mail if posted outside of the continental United States.

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

c) Binding Nature of Agreement

This Agreement shall be binding upon and inure to the benefit of Company and its successors and assigns and shall be binding upon Employee, his heirs and legal representatives.

d) Execution in Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more

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counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

e) Provisions Separable

The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

f) Entire Agreement

This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by agreement in writing.

g) Paragraph Headings

The paragraph headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

h) Gender, Etc.

Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

i) Number of Days

In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.


ADVANCED PHOTONIX, Inc.                      EMPLOYEE

By:                                          By:
/s/ Hayden Leason                            /s/ Patrick J. Holmes
-----------------------------------          -----------------------------------
Hayden Leason                                Patrick J. Holmes
Chairman


Attest:



/s/ Brock Koren
-----------------------------------
Brock Koren
President & Chief Executive Officer